
Del Oro Claims Detail
4-5
4-4
4-6
4-3
4-2
4-7
4-11
4-1
4-8
4-9
4-10
12
11
8
6
10
9
5
7
4
3
1
2
Del Oro 4
Del Oro 2
Del Oro 72
Del Oro 73
Del Oro 70
Del Oro 71
Del Oro 68
Del Oro 69
NP 132
NP 133
NP 130
NP 131
NP 128
NP 129
NP 126
NP 127
TARGET
Silicified Ridge
TARGET
Soil Geochem
162 ppb
138 ppb
72 ppb
132 ppb
125 ppb
252 ppb
RYE SHEAR
±35,000 oz Au
PRONTO PLATA
MINE
Hg—Au
KINROSS GOLDBANKS
PROPERTY
FIGURE 2. Drill Targets
N
0'
2000'
GOLDBANKS MINE
±600,000 OUNCES
KINROSS
MAIN
ZONE
OREBODY
NEVADA MINE PROPERTIES II, INC.
DEL ORO PROJECT
Pershing County, Nevada
DRILL RECORD
≥20 ppb Au/soils
Silicified Ridge
ACTIVE CLAIMS
1—12 •
4—_ ♂
Center of
Claim #70
1989 WK Syndicate (12, Air Track)
1994 CAMECO (11, RCD)
1996 Newhawk (3, RCD)
data from Newhawk Gold Mines, 1985—1996
drawn by L. McKerrow